Exhibit (g)(1)(xiii)

TWENTY-NINTH AMENDMENT TO THE

EA SERIES TRUST CUSTODY AGREEMENT

This Twenty-ninth Amendment effective as of the last date in the signature block (the “Effective Date”) to the Custody Agreement, dated as of October 8, 2014, as amended (the “Agreement”), is entered into by and between EA Series Trust (f/k/a Alpha Architect ETF Trust), a Delaware statutory trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement;

WHEREAS, the parties desire to amend the Agreement to add the following funds to Exhibit B:

●	Euclidean Fundamental Value ETF

●	Bridges Capital Tactical ETF

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

●	Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

EA SERIES TRUST	U.S. BANK, NATIONAL ASSOCIATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit B to the

EA Series Trust Custody Agreement

Separate Series of EA Series Trust

Name of Series

Alpha Architect U.S. Quantitative Value ETF

Alpha Architect International Quantitative Value ETF

Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI SectorSurfer Momentum ETF

Gadsden Dynamic Multi-Asset ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Sparkline Intangible Value ETF

Guru Favorite Stocks ETF

ROC ETF

Relative Sentiment Tactical Allocation ETF

Argent Mid Cap ETF

AOT Growth and Innovation ETF

Strive U.S. Energy ETF

EA Bridgeway Blue Chip ETF

Strive 500 ETF

Burney U.S. Factor Rotation ETF

Altrius Global Dividend ETF

Strive U.S. Semiconductor ETF

Strive Emerging Markets Ex-China ETF

Alpha Architect High Inflation and Deflation ETF

Alpha Architect Tail Risk ETF

Strive U.S. Technology ETF

Alpha Architect 1-3 Month Box ETF

Strive 1000 Growth ETF

Strive 1000 Value ETF

Strive Small Cap ETF

Strive 1000 Dividend Growth ETF

Strive FAANG 2.0 ETF

EA Bridgeway Omni Small Cap Value ETF
Strive Developed Markets ETF

MKAM ETF

Morgan Dempsey Large Cap Value ETF

Euclidean Fundamental Value ETF

Bridges Capital Tactical ETF